                                                                    EXHIBIT 10.5

                          Severance Benefit Agreement
                          ---------------------------

                               Table of Contents
                               -----------------

                                                                                    Page
                                                                                    ----
1.  Change in Control; Employment Agreement                                            1
          1.1  Change in Control                                                       1
          1.2  Employment Agreement                                                    2

2.  Termination of Employment Following a Change in Control                            3
          2.1  General                                                                 3
          2.2  Termination for Disability                                              3
          2.3  Termination for Company for "Cause"                                     3
          2.4  Termination by Executive for Good Reason                                4
          2.5  Notice of Termination                                                   6
          2.6  Date of Termination                                                     7
          2.7  Prior Notice Required of Company Actions                                7

3.  Benefits upon Termination of Employment                                            7
          3.1  General                                                                 7
          3.2  Base Salary Through Date of Termination; Previously
                  Earned Bonus                                                         8
          3.3  Pro-Rata Bonus for Year of Termination                                  8
          3.4  Monthly Severance Payments                                              8
          3.5  Fringe Benefits (General)                                               8
          3.6  Retirement Plans                                                        9
          3.7  Stock Options                                                           9
          3.8  Purchase of Company Car                                                10
          3.9  Job Search Assistance; Legal Fees; etc.                                10
          3.10  Repurchase of Company Shares Owned by Executive                       11
          3.11  Termination Which Does Not Require Payment of
                   Termination Benefits                                               11

4.  New Employment; Reduction of Termination Benefits                                 11

5.  Voluntary Termination of Employment By Executive                                  12

6.  Termination of Employment Prior to Change in Control                              13

7.  Successor; Binding Agreement                                                      13

8.  Miscellaneous                                                                     14
          8.1  Notice                                                                 14
          8.2  No Waiver                                                              14
          8.3  Enforceability                                                         14
          8.4  Disputes                                                               14

          8.5  Sections; Captions                                                     15
          8.6  Term of Agreement                                                      15
          8.7  No Right of Offset                                                     15
          8.8  Successive Changes in Control                                          15
          8.9  Interpretation of Agreement                                            15

                                                                    EXHIBIT 10.5

                          SEVERANCE BENEFIT AGREEMENT
                          ---------------------------

     This Severance Benefit Agreement (the "Agreement") is made as of May 9, 1984 by Leggett & Platt, Incorporated, No. 1 Leggett Road, Carthage, Missouri 64836 (the "Company") and Felix E. Wright (the "Executive"), residing at Route 4, Carthage, Missouri 64836.

                                   RECITALS
                                   --------

     The Executive functions as Executive Vice President and Chief Operating Officer of the Company on the date hereof and is one of the key employees of the Company.

     The Company considers the maintenance of sound and vital management essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that in today's business environment the possibility of a change in control of the Company may exist in the future. The Company further recognizes that such possibility, and the uncertainty which it may raise among key executives, could result in the departure of distraction of key executives to the detriment of the Company and its shareholders. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken (i) to further induce the Executive to remain with the Company and (ii) to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     Now, Therefore, in consideration of the premises and for other good and valuable considerations, receipt of which are hereby acknowledged, the Company and the Executive do agree as follows:

     1.   Change in Control; Employment Agreement
          ---------------------------------------

          1.1  Change in Control
               -----------------

          The Company may be required to provide certain benefits to the Executive under this Agreement following each and every "Change in Control" of the Company.

               A "Change in Control" of the Company shall be deemed to have occurred if:

          (a) There is any change in control as contemplated by (i) Item 5(f) of Schedule 14A, Regulation 14A, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii)
               Item 1 of Form 8-K promulgated by the Securities and Exchange Commission under the Exchange Act; or

          (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (c) Those persons serving as directors of the Company on the date of this Agreement (the "Original Directors") and/or their Successors do not constitute a majority of the whole Board of Directors of the Company (the term "Successors" shall mean those directors whose election or nomination for election by the Company's shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company at the time of such election or nomination for election); or

          (d) The Company shall be a party to a merger or consolidation with another corporation and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or

          (e) The Company liquidates, sells, or otherwise transfers all or substantially all of its assets to a person not controlled by the Company both immediately prior to and immediately after such sale.

     1.2  Employment Agreement
          --------------------

          Any benefits provided to the Executive under this Agreement will, unless specifically stated otherwise in this Agreement be in addition to and not in lieu of any benefits that may be provided the Executive under his Employment Agreement with the Company dated May 1, 1981 (this agreement as previously, herein or hereafter amended, restated or superseded is herein called the "Employment Agreement").

          Nothing in this Agreement is to be deemed to give the Company the right to take any action or engage in any omission with respect to the Executive (including Company Actions as defined in Section 2.4) at any time when any such action or omission is not permissible and proper under the Employment Agreement if then in force. Similarly, except as provided otherwise in the Employment Agreement (e.g. Section 2.4 and Section 5) nothing in this Agreement is to be deemed to give the Executive the right to take any action or engage in any omission with respect to the Company at any time when any such act or omission is not permissible and proper under the Employment Agreement if then in force.

          This Agreement shall continue for the term provided in Section 8.6 and shall not be affected by any termination of the Employment Agreement.

     2.   Termination of Employment Following a Change in Control
          -------------------------------------------------------

          2.1  General
               -------

               During the 36 month period immediately following each and every Change in Control (the "Protected Period"), the Executive and the Company shall comply with all provisions of this Section 2 regarding termination of the Executive's employment.

          2.2  Termination for Disability
               --------------------------

               If the Employment Agreement is not in force, the Company may terminate the Executive's employment for Disability. If the Employment Agreement is in force the Company may terminate the Executive's employment for disability only in accordance with the terms of the Employment Agreement. "Disability" as used in this Agreement as distinguished from the Employment Agreement shall mean the Executive's absence from, and his inability to substantially perform, his duties with the Company for a continuous period of six or more months as a result of physical causes or mental illness. During any period prior to the termination of his employment that the Executive is absent from, and is unable to substantially perform, his duties with the Company as a result of physical causes or mental illness, the Company shall continue to pay the Executive his full base salary at the rate then in effect and any bonuses earned by the Executive under Company bonus plans until such time as the Executive's employment is terminated by the Company for Disability. Following termination of employment under this Section 2.2, the Executive's benefits shall be determined in accordance with the Company's long term disability program as in effect on the date hereof, or any successor program then in effect.

          2.3  Termination by Company for "Cause"

               If the Employment Agreement is not in force the Company may terminate the Executive for Cause as defined in this Agreement. If the Employment Agreement is in force the Company may terminate the Executive for cause only in accordance with the terms of the Employment Agreement.

               Termination for "Cause" under this Agreement as distinguished from the Employment Agreement shall be limited to the following:

               (a) The Executive's conviction of any crime involving money or other property of the Company or any of its subsidiaries or of any other crime (whether or not involving the Company or any of its subsidiaries) that constitutes a felony in the jurisdiction involved; or

               (b) The Executive's continued, repeated, willful violations of specific written directions of the Board or the Company's Chief Executive Officer, which directions are consistent with this Agreement and the Executive's duties and do not constitute Company Action as defined in Section 2.4 and which violations continue following the Executive's receipt of such written directions; or

               (c) The Executive's continued, repeated, willful failure to perform his duties; provided, however, that no discharge shall be deemed for Cause under this subsection (c) unless the Executive first receives written notice from the Board or the Company's chief executive officer advising the Executive of specific acts or omissions alleged to constitute a failure to perform his duties, and such failure continues after the Executive shall have had a reasonable opportunity to correct the acts or omissions so complained of.

               No act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Moreover, the Executive should not be terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination duly adopted by the affirmative vote of at least three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth in Section 2.3(a), (b) or (c) and specifying the particulars thereof in detail.

          A termination shall not be deemed for Cause if, for example, the termination results from the Company's determination that the Executive's position is redundant or unnecessary or that the Executive's performance is unsatisfactory or if the termination stems from the Executive's refusal to agree to or accept any Company Action described in Section 2.4.

     2.4  Termination by Executive for Good Reason
          ----------------------------------------

          The Executive may, whether or not his Employment Agreement remains in force, terminate his employment for "Good Reason" by giving notice of termination to the Company following (i) any action or omission by the Company described in this Section 2.4 or (ii) receipt of notice from the Company of the Company's intention to take any such action or engage in any such omission. A termination of employment under this

Section 2.4 shall be deemed a valid and proper termination of the Employment Agreement if then in force and to this extent the parties agree that the Employment Agreement is hereby amended.

               The actions or omissions which may lead to a termination of employment for Good Reason (herein collectively and severally "Company Actions") are as follows:

               (a) A reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time or a failure by the Company to increase the Executive's base salary each year during the Protected Period by an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company during the three full calendar years immediately preceding the Change in Control; or

               (b) A change in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control; or

               (c) The assignment to the Executive of any positions, duties or responsibilities inconsistent in the good faith opinion of the Executive with the Executive's positions, duties and responsibilities with the Company immediately prior to the Change in Control; or

               (d) A failure by the Company (i) to continue any cash bonus or other incentive plans substantially in the forms in effect immediately prior to the Change in Control, or (ii) to continue the Executive as a participant in such plans on at least the same basis as the Executive participated in accordance with the plans immediately prior to the Change in Control; or

               (e) A requirement by the Company that the Executive be based or perform his duties anywhere other than at the Company's Corporate Office location immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control or, in the event the Executive consents to any relocation, the failure by the Company to pay (or reimburse the Executive for) all reasonable expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Executive against any loss realized on the sale of his principal residence in connection with any such change of residence (loss is defined as the difference between the actual sale price of such residence and the higher of (i) the aggregate investment in such residence (including improvements thereto) or (ii) the fair market value of such as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company;

               (f) A failure by the Company to continue in effect any benefit or other compensation plan (e.g., stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health and accident plan or disability plan) in which the Executive is participating at the time of a Change in Control (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control, or the Company's failure to provide the Executive with the number of paid vacation days to which he is entitled in accordance with the Company's normal vacation practices with respect to the Executive at the time of the Change in Control; or

               (g) A failure by the Company to obtain the assumption agreement to perform this Agreement by any successor as contemplated by Section 7 of this Agreement; or

               (h) Any purported termination of the Executive's employment that is not carried out (i) pursuant to a notice of termination which satisfies the requirements of Section 2.5 or (ii) in accordance with Section 2.3, if applicable; and for purposes of this Agreement, no such purported termination shall be effective.

     2.5  Notice of Termination
          ---------------------

          Any purported termination by the Company of the Executive's employment under Section 2.2 (Disability) or 2.3 (for Cause) or by the Executive under
Section 2.4 (for Good Reason) shall be communicated by notice of termination to the other party. A notice of termination shall mean a notice of termination to the other party. A notice of termination shall mean a notice which shall include the specific termination Section in this Agreement relied upon and shall set forth in reasonable detail, the facts and circumstances claimed to provide a basis for termination of employment under the Section so indicated.

     2.6  Date of Termination
          -------------------

          The date the Executive's employment is terminated under this Agreement for Disability, for Cause or for Good Reason is called the "Date of Termination". In cases of Disability, the date of termination shall be 30 days after notice of termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period). If the Executive's employment is terminated for Cause, the Date of Termination shall be the date specified in the notice of termination. If the Executive's employment is terminated for Good Reason, the Date of Termination shall be the date set out in the notice of termination.

          Any dispute by a party hereto regarding a notice of termination delivered to such party must be conveyed to the other party within 30 days after the notice of termination is given. If the particulars of the dispute are not conveyed within the 30 day period, then the disputing party's claims regarding the termination shall be forever deemed waived.

     2.7  Prior Notice Required of Company Actions
          ----------------------------------------

          During the Protected Period, the Company shall not terminate the Executive's employment (except for Disability or for Cause or pursuant to the Employment Agreement) or take any Company Action as defined in Section 2.4 without first giving the Executive at least three months' prior notice of termination or the planned Company Action, as the case may be.

     3.   Benefits upon Termination of Employment
          ---------------------------------------

          3.1  General
               -------

          If, during the Protected Period following each Change in Control, the Executive's employment is terminated either (i) by the Company (other than for Disability or Cause under this Agreement and other than for disability or cause under the Employment Agreement) or (ii) by the Executive for Good Reason, then the Executive, at his election, shall be entitled to the benefits provided in this Section 3 (collectively and severally "Termination Benefits"). If the Executive elects to receive Termination Benefits under this Agreement then he shall automatically forfeit his option, if any, under Section 9 of the Employment Agreement to render consulting services to the Company on the terms and conditions set out in the Employment Agreement and shall also automatically forfeit his right to receive the compensations and benefits provided for in
Section 10 of the Employment Agreement.

          3.2  Base Salary Through Date of Termination; Previously Earned Bonus
               ----------------------------------------------------------------

          The Company shall promptly pay the Executive his full base salary through the Date of Termination at the rate in effect at the time notice of termination is given. In addition, the Company shall promptly pay the amount of any bonus for a past period which has been earned by the Executive but not yet paid under the applicable bonus plan. The Company shall give the Executive credit for any vacation earned but not taken.

          3.3  Pro-Rata Bonus for Year of Termination
               --------------------------------------

               The Company shall pay the Executive a pro-rata bonus for the year in which his employment terminates. The pro-rata bonus shall be equal to "A" divided by "B" with the quotient multiplied by "C" where:

          (a) "A" equals the number of days the Executive is employed by the Company in the year in which the termination of employment occurs (the "Termination Year");

          (b)  "B" equals 365; and

          (c) "C" equals the maximum bonus the Executive would have been eligible for in the Termination Year under Section 4.2 of his Employment Agreement or under the Company's Executive and Key Man Incentive Compensation Plan (or successor plans), whichever may be applicable.

               The pro-rata bonus shall be paid by the Company in a lump sum, currently with the first severance pay installment provided for in Section 3.4.

          3.4  Monthly Severance Payments
               --------------------------

               The Company shall pay the Executive the aggregate severance payments equal to (i) 148% of the Executive's annual base salary as of the date of the Change in Control or as of the Date of Termination, whichever is greater, multiplied by (ii) three. The severance payments shall be made in 36 equal, consecutive monthly installments, with the first installment to be on the first day of the first month immediately following the Date of Termination. The 148% figure in this Section shall be appropriately increased or decreased if and as the Executive's maximum annual bonus potential (expressed as a percentage of his annual base salary) is increased or decreased.

          3.5  Fringe Benefits (General)
               -------------------------

               The Company shall maintain in full force, the continued benefit of the Executive for three years after the Date of Termination, all employee benefit plans, programs and/or arrangements (collectively and severally "Benefit Plans") in which the Executive was entitled to participate immediately prior to the Date of Termination provided the Executive's continued participation is possible under the general terms and provisions of such Benefit Plans. If the Executive's participation in any such Benefit Plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such Plans. At the end of the three year period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Executive.

          3.6  Retirement Plans
               ----------------

               The Company shall pay the Executive in cash a lump sum additional retirement benefit. Such benefit shall be paid at the Executive's normal retirement age (or earlier retirement age should the Executive so elect) as defined in the retirement programs in which the Executive participates or any successor programs in effect on the date of any Change in Control. Such additional benefit shall be equal to the actuarial equivalent of the additional retirement benefit to which the Executive would have been entitled under such retirement programs had he accumulated three additional years of continuous service (following the Date of Termination) under such retirement programs both for purposes of determining eligibility for benefits and for purposes of calculating the amount of such benefits. If any retirement program requires contributions by participants and the Executive is precluded by the terms of the program from making such contributions following the Date of Termination, then the amount of additional retirement benefit payable under this Section 3.6 shall be equitably adjusted to reflect the absence of contributions by the Executive.

               The benefits under this Section 3.6 are in addition to those the Executive may be entitled to under the retirement programs in question. In addition, the benefits provided under this Section 3.6 do not in any way limit the benefits payable to the Executive under Section 3.5.

          3.7  Stock Options
               -------------

               The Company shall at the request of the Executive accelerate and make immediately exercisable in full all unexercised stock options which the Executive then holds to acquire securities from the Company. This shall be done, to the maximum extent possible, in a manner that will allow the Executive, upon the exercise of any such options, to obtain favorable Federal Income tax treatment. The Executive's request may be made at any time during the period beginning with the giving of the notice of termination and ending three months after the Executive's employment terminates (the "Option Election Period").

               Instead of exercising any or all outstanding stock options then held by him, the Executive may elect during the Option Exercise Period to surrender to the Company his rights in such outstanding stock options (whether or not then exercisable). Upon such surrender, the Company shall pay to the Executive an amount in cash per optioned share equal to the difference between
(i) the option price of such share and (ii) the higher of: (x) the closing price of the Company's shares on the date of the Change in Control, (y) the closing price of the Company's shares on the date the options (or in the case of Section 3.10, the shares) are surrendered to the Company, or (z) the highest price per Company share actually paid in connection with any Change in Control of the Company.

               If, within six months of the taking of any Company Action under
Section 2.4, the Executive dies while still employed by the Company, the Executive's estate shall be entitled, upon notice to the Company within 90 days of the Executive's death, to be paid an amount equal to the amount the Executive would have received had he surrendered all of his stock options under this Section as of the date preceding his death. Such amount shall be paid in cash by the Company within 45 days after receipt of the notice and the delivery of an instrument surrendering all rights the Executive's estate may have held to the stock options.

          3.8. Purchase of Company Car
               -----------------------

               The Company shall permit the Executive during the Option Election Period to purchase any Company automobile the Company was providing for the Executive's use at the time notice of termination was given. The purchase price shall be the book or wholesale value of such automobile at such time, whichever is lower.

          3.9  Job Search Assistance; Legal Fees; etc.
               ---------------------------------------

               The Company shall reimburse the Executive for the costs of his job search, including air fares, telephone conversations, advertisements, executive placement or search fees and the like to the extent not reimbursed by others. In addition, the Company shall provide the Executive with adequate secretarial assistance and office space while the Executive's job search continues. The Company shall promptly reimburse the Executive for all relocation costs to the extent such reimbursement is not made by the Executive's new employer. The Company's obligations under this first paragraph of Section 3.9 shall terminate three years from the Date of Termination.

               The Company shall pay all relocation and indemnity payments as set forth in Section 2.4(e), and all legal fees and expenses incurred by the Executive as a result of the termination of his employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or in seeking to obtain or enforce any right or benefit provide d by this Agreement).


          3.10 Repurchase of Company Shares Owned by Executive
               -----------------------------------------------

               Upon request made during the Option Election Period, the Company shall purchase all Company shares owned by the Executive immediately prior to the Date of Termination. Within 45 days after the request is made, the Executive's shares properly endorsed and free of all claims shall be delivered to the Company. Thereupon, the Company shall pay the purchase price in cash. The purchase price shall be the highest price per share that can be computed under
Section 3.7.

          3.11 Termination Which Does Not Require Payment of Termination
               ---------------------------------------------------------
               Benefits
               --------

               No Termination Benefits need be provided by the Company to the Executive under this Section 3 if the Executive's employment is terminated:

               (a)  By his death; or

               (b) By the Executive for any reason other than for Good Reason (e.g. by retirement); or

               (c) By the Company for Disability or for Cause under this Agreement or for disability or cause under the Employment Agreement.

                    As used herein, retirement by the Executive means termination of employment in accordance with the Company's normal retirement policy, including early retirement, generally applicable to the Company's salaried employees or in accordance with any special retirement arrangement jointly established by the Company and the Executive and mutually agreeable to both.

     4.   New Employment; Reduction of Termination Benefits
          -------------------------------------------------

          The Termination Benefits provided under Section 3 shall not be treated as damages, but rather shall be treated as severance compensation to which the Executive is entitled. The Executive shall not be required to mitigate the amount of any Termination Benefit provided under Section 3 by seeking other employment or otherwise. If, however, following a termination of employment which invokes Section 3, the Executive becomes employed full time by a third party (as distinguished from becoming self-employed or being employed by an employer controlled by the Executive and/or members of his immediate family), then the amount of any cash compensation (including base salary and bonuses) received by the Executive from such third party shall reduce on a dollar for dollar basis, but not below zero, the amount of cash payments which the Executive is thereafter entitled to receive under Section 3.4. In addition, any fringe benefits that the Executive may receive from full time employment by a third person (as distinguished from self-employment or employment by an employer controlled by the Executive and/or members of his immediate family) shall be applied against and reduce any fringe benefits thereafter to be made available to the Executive under Section 3.5. In no event shall the Executive be required to return to the Company any Termination Benefits received by him prior to his commencement of full time employment with a third person.

     5.   Voluntary Termination of Employment by Executive
          ------------------------------------------------

          The Executive may voluntarily terminate his employment with the Company for any reason (including retirement) within one year of any Change in Control described in this Section. A termination of employment under this
Section 5 shall be deemed a valid and proper termination of the Employment Agreement if then in force and to this extent the parties agree that the Employment Agreement is hereby amended.

Upon any such termination of employment the Executive may in his sole discretion elect to receive, and the Company shall provide, the following benefits and no others under this Agreement:

          (a) The Company shall promptly pay the Executive those salary, bonus and vacation payments provided for in Section 3.2, which section is incorporated by reference in this Section 5.

          (b) The Company shall promptly pay the Executive the pro-rata bonus provided for in Section 3.3, which section is incorporated by reference in this Section 5.

          (c) The Company shall promptly pay the Executive a non-forfeitable lump sum cash termination payment equal to 75% of the Executive's total cash compensation for the calendar year immediately preceding the Date of Termination of his employment.

          (d) The Company shall provide the Executive for one year with those fringe benefits described in Section 3.5, which section is incorporated by reference in this Section 5. The fringe benefits provided under this subsection (d) shall be reduced by any fringe benefits the Executive thereafter receive from full time employment by a third person (as distinguished from self-employment).

          If the Executive does not elect to receive benefits under this Section 5, then he shall remain eligible to receive Termination Benefits in accordance with the provisions of Section 3.

          The benefits payable to the Executive under this Section 5 are in addition to all benefits provided to him under the Employment Agreement except as provided in the next following sentence. If the Executive elects to receive benefits under this Section 5 then he shall automatically forfeit his option, if any, under Section 9 of the Employment Agreement to render consulting services to the Company on the terms and conditions set out in the Employment Agreement and shall also automatically forfeit his right to receive the compensations and benefits provided for in Section 10 of the Employment Agreement.

          The only Change in Control that will permit an Executive to make an election under this Section 5 is a Change in Control that is opposed by a majority vote of the Board and in connection with such Change in Control or as a result thereof:

          (a) A majority of the whole Board becomes comprised of persons other than Original Directors or their Successors (as those terms are defined in Section 1(c)); or

          (b) Any person (as defined in Section 1(b)) becomes the beneficial owner (as defined in Section 1(b)); directly or indirectly of 50% or more of the combined voting power of the Company's then outstanding voting securities.

     6.   Termination of Employment Prior to Change in Control
          ----------------------------------------------------

          Prior to a Change in Control and if there is no Employment Agreement in force, the Executive shall not voluntarily terminate his employment with the Company except upon at least three months' prior notice. Similarly, the Company shall not terminate the Executive's employment other than for Cause except upon at least three months' prior notice. If the Employment Agreement is in force, termination of employment by the Executive or the Company shall be governed by the terms thereof.

     7.   Successor; Binding Agreement
          ----------------------------

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place (the assumption shall be by agreement in form and substance satisfactory to the Executive). Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive, at his election, to Termination Benefits from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such election becomes effective shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

     8.   Miscellaneous
          -------------

          8.1  Notice
               ------

               All notices, elections, waivers and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly give when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          8.2  No Waiver
               ---------

               No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed in writing, signed by the Executive and an officer of the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          8.3  Enforceability
               --------------

               The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          8.4  Disputes
               --------

               Notwithstanding the pendency of any dispute involving this Agreement, the Company shall continue to pay all amounts and provide all benefits which the Executive alleges are required by this Agreement (collectively the "Disputed Benefits") until the dispute is finally resolved in the Company's favor, then the person(s) resolving the dispute shall further determine (i) whether the Executive initiated and continued the dispute in good faith and (ii) whether there was a reasonable basis for the allegations made by the Executive. If it is determined the Executive proceeded in good faith and with a reasonable basis for his allegations, then the Executive shall not be required to reimburse the Company for the Disputed Benefits received by him. Otherwise the Executive shall be required (i) to fully reimburse the Company for the actual cost to the Company of providing the Disputed Benefits and (ii) to pay the Company as liquidated damages a lump sum cash payment equal to 20% of the Disputed Benefits.

          8.5  Sections; Captions
               ------------------

               All references in this Agreement to Section refer to the applicable Sections of this Agreement. References in this Agreement to a given Section (e.g. Section 3) shall, unless the context requires otherwise, refer to all parts of such Section (e.g. 3.1 through 3.10).

               The captions have been placed in this Agreement for ease of reference only. They shall not be used in the interpretation of this Agreement.

          8.6  Term of Agreement
               -----------------

               This Agreement shall continue in force so long as the Executive remains employed by the Company or any successor and shall apply to any Change in Control that occurs while the Executive remains so employed.

          8.7  No Right of Offset
               ------------------

               Effective upon the occurrence of a Change in Control, the Company waives, and will not assert, any right to set off the amount of any claims, liabilities, damages or losses the Company may have against any amounts payable by the Company to the Executive whether under this Agreement or otherwise.

          8.8  Successive Changes in Control
               -----------------------------

               A separate Change in Control shall be deemed to have occurred with each occurrence of any event described at subsections (a) through (e) of
Section 1.1. This Agreement pertains to each and every Change in Control, including successive Changes in Control involving the same controlling persons(s).

          8.9  Interpretation of Agreement
               ---------------------------

               In the event of any ambiguity, vagueness or other matter involving the interpretation or meaning of this Agreement, this Agreement shall be liberally construed so as to provide to the Executive the full benefits set out herein.

          IN WITNESS WHEREOF, this Agreement has been signed as of the day and year first above written.


Attest:                                       Leggett & Platt, Incorporated



/s/ ERNEST C. JETT                             By: /s/ ROGER D. GLADDEN
-------------------                                -----------------------------



                                                   /s/  FELIX E. WRIGHT
                                                   -----------------------------
                                                             Executive

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